UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2007

HOLLIS-EDEN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24672	13-3697002
(Commission File No.)	(IRS Employer Identification No.)

4435 Eastgate Mall, Suite 400

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 587-9333

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.	Termination of a Material Definitive Agreement.

By letter dated September 19, 2007, Hollis-Eden Pharmaceuticals, Inc. (the “Company”) notified Roger M. Loria, Ph.D., a Professor of Microbiology and Immunology at Virginia Commonwealth University, of the Company’s decision to terminate, in its entirety, the Patent License Agreement dated December 1, 1999, as amended, by and between the Company and Dr. Loria (the “Agreement”), effective November 19, 2007. The termination of the Agreement was due to the Company’s assessment of the need to continue to license the patents and patent applications underlying the Agreement in light of the Company’s own intellectual property portfolio. The Company and Dr. Loria had entered into the Agreement on December 1, 1999, and later amended the Agreement on April 9, 2002 and on December 12, 2006. Pursuant to the terms of the Agreement, Dr. Loria had exclusively licensed to the Company all rights in and to his patents and patent applications for certain uses of androstenediol and androstenetriol. The Company will not incur any early termination penalties as a result of the termination of the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLIS-EDEN PHARMACEUTICALS, INC.

Dated: September 21, 2007	By:	/s/ Robert W. Weber
Robert W. Weber
Chief Accounting Officer and Interim Chief Financial Officer